EXHIBIT 99.3

COMPANY CONTACTS:
AMERICAN VANTAGE COMPANIES
RONALD J. TASSINARI, PRESIDENT AND CHIEF EXECUTIVE OFFICER
702.227.9800

                           AMERICAN VANTAGE COMPANIES
                   FORM 10-QSB DELINQUENCY BEING CONSIDERED BY
                      NASDAQ LISTINGS QUALIFICATIONS PANEL

(Las Vegas, Nevada - May 27, 2005) American Vantage Companies (Nasdaq SmallCap Market Symbol: AVCSE) announced that it had received a letter from the Listing Qualifications Department of The Nasdaq Stock Market, dated May 24, 2005, that informed the Company that the Nasdaq staff has advised the Department of the Company's delinquency in filing its Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005. The letter noted that the Nasdaq Listing Qualifications Panel that the Company appeared before on Thursday, May 19, 2005 is considering filing delinquency with respect to the March 31, 2005 Form 10-QSB in rendering the Panel's determination regarding the continued listing of the Company's common stock on The Nasdaq SmallCap Market. Although not delinquent as of the date of the hearing, the Company voluntarily advised the Panel that the Company anticipated not filing the March 31, 2005 Form 10-QSB by its required extended filing date of May 23, 2005.

At the May 19, 2005 hearing, the Company addressed the issue of public interest concerns raised by the Nasdaq staff under Nasdaq Marketplace Rules 4300 and 4330(a)(3) based on the staff's determination that the Company was a "public shell" due to the staff's belief that the Company lacks a sustainable on-going business. The Company addressed these matters at the hearing, noting such matters as the Company's continuing operational activities in the entertainment industry, a profitable 49% interest in the Border Grill Restaurant located in Las Vegas, Nevada, its strategic growth strategy and the status of various acquisition and other projects. In addition to addressing the public interest concerns issue, after the Company advised the Panel that the March 31, 2005 Form 10-QSB for the quarter ended March 31, 2005 would not be filed until on or about June 4, 2005, the Company requested that the Panel grant the Company a waiver of Nasdaq Marketplace Rule 4310(c)(14) with respect to the anticipated delinquency in filing the March 31, 2005 Form 10-QSB.

The hearing was originally scheduled to address the Company's failure to file its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 in accordance with Nasdaq's Marketplace Rule 4310(c)(14). The Company filed its 2004 Form 10-KSB on May 10, 2005. By letter, dated May 16, 2005, Nasdaq had notified the Company that, although the Form 10-KSB had been filed, the public interest concerns would be considered at the hearing.

The Company had received a letter from Nasdaq Stock Market, dated April 12, 2005, that advised the Company of Nasdaq's public interest concerns in view of the Company's recently consummated disposition of its American Vantage Media Corporation subsidiary, as disclosed in a Current Report on Form 8-K (Date of
Report: March 21, 2005), filed with the SEC on March 25, 2005. Nasdaq's April 12th letter noted that the disposition had made it necessary for Nasdaq to review the Company's eligibility for continued listing on The Nasdaq Stock Market. The April 12th letter then requested that the Company provide Nasdaq with the Company's specific plan for future operations and compliance with all of Nasdaq's continued listing requirements in accordance with Nasdaq's Marketplace Rule 4330(c). A further letter from Nasdaq, dated April 25, 2005, notified the Company that the Company was to address why the Company believed it should not be deemed a public shell at the May 19th hearing.

The Company is awaiting the Panel's determination of the matters brought before the hearing. An adverse determination by the Panel could result in the delisting of the Company's listed on The Nasdaq SmallCap Market. Although the Company believes that it is not a "public shell" and that the consummation of any of the transactions contemplated by its strategic growth strategy should result in the Company continuing to operate a sustainable and on-going business, as well as the Company's belief that the Panel will waive the delinquency in the filing of the March 31, 2005 Form 10-QSB, there can be no assurance given that the Panel will grant the Company's request for continued listing of the Company's common stock on The Nasdaq SmallCap Market, the Company's efforts to implement its strategic growth strategy will result in the acquisition of entities or businesses on terms as favorable as the Company anticipates, that any acquisition the Company consummates would result in growth in operating income or profits or that the Panel will grant the Company's request for a waiver of the delinquency in filing the Company's March 31, 2005 Form 10-QSB.

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "should," or "will" or the negative of these terms or other comparable terminology. Such statements and all phases of American Vantage Companies' operations are subject to known and unknown risks, uncertainties and other factors, including overall economic conditions and other factors and uncertainties as are identified in American Vantage Companies' Form 10-KSB for the year ended December 31, 2004. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. American Vantage Companies' actual results, levels of activity, performance or achievements may be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. The Company undertakes no obligation to update the forward-looking statements in this press release.


                                       2